Exhibit 10.1

SUPPLEMENT TO EMPLOYMENT AGREEMENT

THIS SUPPLEMENT TO EMPLOYMENT AGREEMENT, the (“Supplement”) is hereby made part of the Employment Agreement made and entered into on the 17th day of January, 2011, by and between So Act Network, Inc., a Delaware corporation with offices at 10685-B Hazelhurst Drive, #6572, Houston, TX 77045 (the “Corporation”), and John Blaisure, an individual residing at 124 Basil Street, Encinitas, CA 92024 (the “Executive”), (the “Agreement”) under the following circumstances:

NOW, THEREFORE, the parties mutually agree to incorporate into the Agreement the following:

4. Compensation of Executive.

 (g)     The Chairman of the Corporation, Greg Halpern, shall within 10 days of the execution of this Agreement, transfer Twenty Million Shares of his shares of common stock of the Corporation, (the “Common Shares”) to the Executive. The voting rights of the Common Shares shall remain with Mr. Halpern pursuant to the attached voting trust and shall not be transferred to Executive.

IN WITNESS WHEREOF, the Parties have executed this Supplement as of February 4, 2011.

SO ACT NETWORK, INC.

/s/ Greg Halpern_______
Greg Halpern, Chairman

EXECUTIVE

/s/ John Blaisure_______
John Blaisure